Exhibit 99.1

IPG PHOTONICS ANNOUNCES FOURTH QUARTER 2019 FINANCIAL RESULTS
Fourth Quarter Revenue Exceeds Guidance; Company Generates $130 Million Operating Cash Flow
Goodwill and Asset Impairment, Inventory Provision and Restructuring Charges Reduce Earnings Per Diluted Share by $0.99
OXFORD, Mass. – February 13, 2020 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the fourth quarter ended December 31, 2019.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In millions, except per share data and percentages)	2019	2018	Change	2019	2018	Change
Revenue	$306.6	$330.1	(7)%	$1,314.6	$1,459.9	(10)%
Gross margin	40.5%	50.5%		46.1%	54.8%
Operating income	$0.2	$96.1	(100)%	$233.8	$523.4	(55)%
Operating margin	0.1%	29.1%		17.8%	35.9%
Net income attributable to IPG Photonics Corporation	$(4.5)	$75.6	(106)%	$180.2	$404.0	(55)%
Earnings per diluted share	$(0.08)	$1.40	(106)%	$3.35	$7.38	(55)%

Management Comments
"We delivered fourth quarter revenue slightly above our guidance range on strength in the US market and new products," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. "The global macroeconomic backdrop and the competitive landscape in China both remain challenging. However, we are responding with product cost reductions and differentiated new features and accessories for our core products. Furthermore, we are leveraging one of the largest R&D investments in the laser industry to launch leading-edge laser products and systems for new markets. These new solutions, which represent about one-fifth of total sales, enhance our growth and margin profile and provide greater geographic and end market diversification."
Financial Highlights
Fourth quarter revenue of $307 million decreased 7% year over year. Currency depreciation relative to the exchange rates assumed in our fourth quarter guidance reduced revenue by approximately $2 million. Materials processing sales decreased 11% year over year while sales into other applications increased 42% year over year. Materials processing sales accounted for 90% of total revenue. The acquisition of Genesis Systems Group contributed $19 million during the quarter.
Sales of high power continuous wave (CW) lasers, representing 51% of total revenue, decreased 15% year over year. Sales of fiber lasers at 6 kilowatts of power or greater were approximately 50% of all high power CW laser sales, and high power CW lasers at 10 kilowatts or greater increased more than 30% year over year. Sales of other high power lasers declined year over year due to the weaker demand environment in China and Europe and lower average selling prices. By region, sales decreased 21% in China, 17% in Europe, 37% in Japan and increased 30% in North America on a year over year basis.
Net loss per diluted share was $0.08. Foreign exchange losses, higher inventory reserves and charges related to impairment of goodwill and other long-lived assets and restructuring reduced earnings per diluted share ("EPS") by $0.99. During the fourth quarter, we incurred a charge of $42 million for impairment of goodwill and other long-lived assets, primarily related to our communications business, and a charge of $2 million related to our restructuring actions taken during the second half of 2019. During the fourth quarter, IPG generated $130 million in cash from operations. Capital expenditures were $26 million and stock repurchases totaled $15 million.

Business Outlook and Financial Guidance
"We believe we have significant long-term growth opportunities in welding, fine processing of electric vehicle batteries and our portfolio of new products addressing opportunities in microelectronics, medical, systems and beam delivery solutions. Current demand for our leading-edge laser solutions remains mixed, with strength in North America and emerging regions such as India and Southeast Asia offset by ongoing macro softness in Europe and Japan. Prior to the government-extended Lunar New Year holiday, there were signs that business in China was firming, with order flow having picked up in December and January. However, ongoing business disruption related to the novel coronavirus outbreak makes forecasting our business in China and the impact on global demand very challenging at this point. China is a large and important market for IPG, with repercussions for other markets, and we continue to monitor the situation closely," said Dr. Gapontsev
For the first quarter of 2020, IPG expects revenue of $220 million to $250 million. The Company expects the first quarter tax rate to be approximately 26%. IPG anticipates delivering earnings per diluted share in the range of $0.00 to $0.30, with 52.9 million basic common shares outstanding and 53.6 million diluted common shares outstanding. This guidance assumes approximately $45 million in reduced revenue and $0.45 lower EPS from business disruption related to the novel coronavirus outbreak.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, product demand, order cancellations and delays, competition, tariffs, trade policy changes, health epidemics and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports with the SEC, and assumes exchange rates relative to the U.S. Dollar of Euro 0.89, Russian Ruble 62, Japanese Yen 109 and Chinese Yuan 6.98, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Fourth Quarter 2019 Financial Data Workbook available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, February 13, 2020 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
James Hillier
Vice President of Investor Relations
IPG Photonics Corporation
508-373-1467
jhillier@ipgphotonics.com
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to make its fiber laser technology the tool of choice in mass production. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. A member of the S&P 500® Index, IPG is headquartered in Oxford, Massachusetts and has more than 25 facilities worldwide. For more information, visit www.ipgphotonics.com.

Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including but not limited to product cost reductions, core products having differentiated new features and accessories; leveraging the our R&D investment to launch leading edge laser products and systems for new markets; products and systems enhancing our growth and margin profile, and greater geographic and end market diversification; significant long-term growth opportunities in welding, fine processing of electric vehicle batteries and our portfolio of new products in microelectronics, medical. systems and beam delivery solutions; ongoing business disruption related to the novel coronavirus outbreak and its impact on global demand and other markets; and revenue, tax rate and earnings guidance for Q1 2020. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; inability to manage risks associated with international customers and operations; changes in trade controls and trade policies; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Quarterly Report on Form 10-Q (filed with the SEC on August 6, 2019) and its reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per share data)
Net sales	$306,627	$330,051	$1,314,581	$1,459,874
Cost of sales	182,424	163,303	708,372	659,606
Gross profit	124,203	166,748	606,209	800,268
Operating expenses:
Sales and marketing	18,838	16,284	77,745	57,815
Research and development	30,469	31,501	129,997	122,769
General and administrative	25,071	27,572	107,597	102,429
Goodwill impairment	37,120	—	37,120	—
Impairment of long-lived assets and other restructuring charges	7,130	—	7,130	—
Loss (gain) on foreign exchange	5,332	(4,661)	12,827	(6,150)
Total operating expenses	123,960	70,696	372,416	276,863
Operating income	243	96,052	233,793	523,405
Other income, net:
Interest income, net	2,501	4,132	14,238	9,057
Other income, net	216	681	345	1,933
Total other income	2,717	4,813	14,583	10,990
Income before provision of income taxes	2,960	100,865	248,376	534,395
Provision for income taxes	7,263	25,399	68,115	130,226
Net (loss) income	(4,303)	75,466	180,261	404,169
Less: net income (loss) attributable to non-controlling interests	147	(93)	27	142
Net (loss) income attributable to IPG Photonics Corporation	$(4,450)	$75,559	$180,234	$404,027
Net (loss) income attributable to IPG Photonics Corporation per share:
Basic	$(0.08)	$1.42	$3.40	$7.55
Diluted	$(0.08)	$1.40	$3.35	$7.38
Weighted average shares outstanding:
Basic	52,916	53,243	53,061	53,522
Diluted	52,916	54,107	53,839	54,726

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2019	2018
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$680,070	$544,358
Short-term investments	502,546	500,432
Accounts receivable, net	238,479	255,509
Inventories	380,790	403,579
Prepaid income taxes	38,873	43,782
Prepaid expenses and other current assets	55,876	57,764
Total current assets	1,896,634	1,805,424
Deferred income taxes, net	31,395	19,165
Goodwill	82,092	100,722
Intangible assets, net	74,271	87,139
Property, plant and equipment, net	600,852	543,068
Other assets	45,192	18,932
Total assets	$2,730,436	$2,574,450

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$3,740	$3,671
Accounts payable	27,329	36,302
Accrued expenses and other liabilities	149,782	154,640
Income taxes payable	11,053	51,161
Total current liabilities	191,904	245,774
Deferred income taxes and other long-term liabilities	98,121	80,734
Long-term debt, net of current portion	37,968	41,707
Total liabilities	327,993	368,215
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 54,743,227 and 53,010,875 shares issued and outstanding, respectively, at December 31, 2019; 54,371,701 and 52,941,607 shares issued and outstanding, respectively, at December 31, 2018.	5	5
Treasury stock, at cost, 1,732,352 and 1,430,094 shares held at December 31, 2019 and December 31, 2018, respectively.	(265,730)	(224,998)
Additional paid-in capital	785,636	744,937
Retained earnings	2,028,734	1,848,500
Accumulated other comprehensive loss	(146,919)	(162,896)
Total IPG Photonics Corporation shareholders' equity	2,401,726	2,205,548
Non-controlling interests	717	687
Total equity	2,402,443	2,206,235
Total liabilities and equity	$2,730,436	$2,574,450

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended December 31,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income	$180,261	$404,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,268	80,271
Goodwill impairment	37,120	—
Impairment of long-lived assets	5,350	—
Provisions for inventory, warranty & bad debt	63,752	38,862
Other	32,198	17,195
Changes in assets and liabilities that used cash:
Accounts receivable and accounts payable	(481)	(20,240)
Inventories	(28,105)	(135,440)
Other	(62,842)	8,484
Net cash provided by operating activities	323,521	393,301
Cash flows from investing activities:
Purchases of property, plant and equipment	(133,536)	(160,343)
Proceeds from sales of property, plant and equipment	661	1,026
Purchases of short and long-term investments	(760,300)	(765,310)
Proceeds from short-term investments	768,078	470,328
Acquisitions of businesses, net of cash acquired	(15,115)	(109,115)
Other	237	415
Net cash used in investing activities	(139,975)	(562,999)
Cash flows from financing activities:
Principal payments on long-term borrowings	(3,671)	(3,604)
Proceeds from issuance of common stock under employee stock option and purchase plans less payments for taxes related to net share settlement of equity awards	7,336	12,183
Cash contributed by non-controlling interest	—	839
Purchase of treasury stock, at cost	(40,732)	(176,065)
Net cash used in financing activities	(37,067)	(166,647)
Effect of changes in exchange rates on cash and cash equivalents	(7,853)	(29,197)
Net increase (decrease) in cash, cash equivalents and restricted cash	138,626	(365,542)
Cash and cash equivalents — Beginning of period	544,358	909,900
Cash, cash equivalents and restricted cash — End of period	$682,984	$544,358
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,683	$3,052
Cash paid for income taxes	$116,951	$112,762

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF ACQUISITION RELATED COSTS AND OTHER CHARGES (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Step-up of inventory (1):
Cost of sales	$—	$—	$—	$556
Amortization of intangible assets:
Cost of sales	1,273	1,213	5,167	4,840
Sales and marketing	1,779	976	7,138	2,690
Research and development	160	160	640	640
Total acquisition related costs and other charges	$3,212	$2,349	$12,945	$8,726

(1) 2018 amount relates to ILT step-up adjustments on inventory sold during the period.

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION IMPACT TO NET INCOME (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Cost of sales	$2,443	$1,292	$9,249	$6,535
Sales and marketing	908	586	3,815	2,550
Research and development	1,735	1,516	7,690	6,410
General and administrative	2,728	3,190	12,824	12,532
Total stock-based compensation	7,814	6,584	33,578	28,027
Tax effect of stock-based compensation	(2,007)	(1,578)	(8,128)	(6,632)
Net stock-based compensation	$5,807	$5,006	$25,450	$21,395

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In thousands)		(In thousands)
Excess tax benefit on exercise of stock options included in net income	$645	$146	$5,114	$13,926